Consent of Independent Registered Public Accounting Firm
The Board of Directors
Associated Banc-Corp:
Re: Registration Statement on Form S-8

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Re: Registration Statement on Form S-3

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We consent to the incorporation by reference in the Registration Statements on Form S-8 and S-3 of Associated Banc-Corp of our reports dated February 28, 2007 with respect to the consolidated balance sheets of Associated Banc-Corp and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Associated Banc-Corp.
/s/KPMG LLP
Chicago, Illinois
February 28, 2007